Tidal Trust III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 103 and Amendment No. 106, to the Registration Statement on Form N-1A of VistaShares Target 15 Berkshire Select Income ETF, VistaShares Target 15 USA Momentum Income ETF, VistaShares Target 15 USA Value Income ETF, VistaShares Target 15 USA Quality Income ETF and VistaShares Target 15 USA Low Volatility Income ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 28, 2025